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INVESTOR FACTS AT A GLANCE

OTC	RXSF
Price per Share	$3.00
Shares Outstanding	1,378,865
Free Float (est.)	250,680 shares
Insider & Affiliate Holdings	76%
Fiscal Year End	Dec 31

Technology and Products that Make a Difference

The emerging leading provider of efficient and cost effective autonomous, fingerprint medical security solutions.

Our products and technology address the economic and social impacts of drug diversion, unauthorized access to medications and prescription drug abuse. Our objective is to positively impact what has become a national epidemic costing **$600 billion dollars** and **40,000 lives** annually.

- Proprietary patented fingerprint technology – an innovator with market protection
- Medical devices and technology to improve healthcare security, limit liability, reduce costs and save lives
- Products and technology Integrate seamlessly into existing healthcare infrastructures
- Improving products in established markets for storage, transportation, monitoring and delivery of controlled substances
- Massive markets for home use and healthcare facilities

What We Do

We apply our proprietary autonomous fingerprint in a number of ways:

- We design and manufacture our own medical devices
- We improve other companies medical devices and equipment
- We offer customized add-on solutions for healthcare facilities

We offer a lower cost and more simplified option for healthcare facilities to improve access controls, compliance management and drug delivery. By introducing tighter controls and providing audit tracking and reporting capabilities in the securing of controlled substances, we help facilities increase the levels of accountability, lessen the risk of diversion and reduce the overall costs associated with drug theft, patient liability and loss of productivity.




MyDOSE





Problem Statement

Not only is the human cost unimaginably tragic, the ripple effect of addiction reaches far and wide:

- More than 100 deaths each day in the US as a result of prescription drug misuse
- Healthcare facilities lose billions each year from theft.
- Insurance costs for treatments are skyrocketing
- Pharmaceutical companies are under increased regulatory pressure to offset the negative impacts of prescription drugs.

Industry studies indicate that the problem is growing:

- ER visits associated with pharmaceutical misuse or abuse increased 114% between 2004 and 2011(CDC)
- 71,224 ER visits for medication overdoses annually involving children, representing 68.9% of visits for unintentional pediatric poisonings (CDC).

Market Size



Product Category
Potential Market Size
Total Market 84.6B
32%
19%
43%
6%
Asset Security
Drug Deliver
Injectables
Medical Solutions

- **$600 billion** annual cost associated with prescription drug abuse and misuse
- **$72.5 billion** each year in direct health care costs associated with non-medical use of painkillers
- **$133 billion** US medical device market

Our products and technology target three, distinct, multi-billion dollar market:

- Asset management and Security: **$29.6 billion** by 2020(**Rx DrugSAFE storage products**)
- Drug Delivery Systems: PCA Pump market - **$7.1 billion** in 2013 (**SafeDOSE**)
- Injectable Drug Delivery Market **$16.6 billion** by 2017 (**MyDOSE**)
- Custom Healthcare Technology Solutions: **$31.3 billion** by 2017

Competitive Position

- We have the Intellectual Property, patents and licenses which provide broad market protection to develop and build our products to address the problem
- We have the expertise and proven track record to bring these products to market
- No other company is focused on this space and ready to engage and deliver to market with solutions
- We believe we have the first mover advantage with a 3-5 year head start
- We have the relationships in the industry and the strategy to leverage existing healthcare infrastructure to positively deliver revenue quickly
- Multiple products offer potential for multiple revenue streams in multi-billion dollar markets.

Background

- Management team has over 35 years combined experience with technology and biometrics
- Pioneers in the embedded biometric marketplace.
- Successfully launched the first nationwide mass market distribution of consumer biometric products, selling through market leaders such as the Home Depot, Sears and Costco.
- Proven track record establishing strategic product development and marketing relationships with brand name OEMs such as Master Lock, Black and Decker, Overhead Door Company, Sentry Safe, Honeywell
- Sold tens of thousands of fingerprint-enabled products into the US market to date.
- Board comprises a group of diverse business professionals across the medical device, technology, distribution and the public health sectors

Strategic Capital Investment

Total $25 million capital raise in 3 phases:

- Phase 1 - $5 million - Investment in Staffing, R&D, Product manufacturing (design and tooling), FDA certification, product development, expand IP portfolio, inventory, sales and marketing
- Phase 2 - $5 million – stabilize growth across product lines with positive EBITDA, target acquisitions with revenue
- Phase 3 - $15 million – up-list to NASDAQ

Headquarters

Rx Safes, Inc. 170 South Green Valley Parkway, Suite 300, Henderson, NV 89012, Phone: 702-800-4620

www.rxdrugsafe.com